     As filed with the Securities and Exchange Commission on April 30, 2002

                                                      Registration No. 333-56410

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-3
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          SeaChange International, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                  Delaware                            04-3197974
      (State or Other Jurisdiction of                (IRS Employer
       Incorporation or Organization)             Identification No.)


               124 Acton Street, Maynard, MA 01754, (978) 897-0100
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                           William C. Styslinger, III
                 Chairman, President and Chief Executive Officer
                          SeaChange International, Inc.
                                124 Acton Street
                                Maynard, MA 01754
                                 (978) 897-0100
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)


                                    Copy to:

                          William B. Simmons, Jr., Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this post-effective amendment to the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this post-effective amendment to the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                 ---------------

                                EXPLANATORY NOTE

     This post-effective amendment No. 1 on Form S-3 is being filed to convert the registration statement on Form S-1 and amendments thereto (File No. 333-56410) into a registration statement on Form S-3. The S-1 registration statement related to 856,144 shares of our common stock held by Comcast SC Investment, Inc. a wholly-owned subsidiary of Comcast Corporation, or which may be acquired by it upon the exercise of a warrant held by it. This post-effective amendment does not register additional shares.

     The prospectus contained herein relates to the shares of common stock that may be offered and sold from time to time by Comcast SC registered under the S-1 registration statement filed March 1, 2001 and subsequent amendments thereto. The S-1 registration statement was declared effective by the Securities and Exchange Commission on June 13, 2001. Since such date, Comcast SC has sold an aggregate of 756,144 of such shares. Accordingly, the prospectus contained in this post-effective amendment relates only to 100,000 shares of our common stock held by Comcast SC.

                   SUBJECT TO COMPLETION DATED APRIL 30, 2002

                                   PROSPECTUS


                                 100,000 SHARES

                          SEACHANGE INTERNATIONAL, INC.

                                  COMMON STOCK



     This prospectus relates to the registration statement we filed on March 1, 2001 on behalf of Comcast SC Investment, Inc., a wholly-owned subsidiary of Comcast Corporation, with respect to the 856,144 shares of our common stock then held by Comcast SC or which may be acquired by it upon the exercise of a warrant held by it. Since the original registration statement having been declared effective, Comcast SC has sold 756,144 of these shares. Accordingly, this prospectus covers only the 100,000 shares of our common stock that may be acquired by Comcast SC upon the exercise of a warrant held by it. The shares may be offered and sold from time to time by Comcast SC. We will receive no proceeds from the sale of the shares.

     Our shares are traded on the Nasdaq National Market under the symbol "SEAC." On April 29, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $10.36 per share.



     Investing in the common stock involves risks. See "Risk Factors" beginning on page 4.




     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.




                The date of this Prospectus is           , 2002.

                             SEACHANGE INTERNATIONAL

     We are a leading developer, manufacturer and marketer of systems, known as video storage servers, that automate the management and distribution of long-form video streams, such as movies or other feature presentations, and short-form video streams, such as advertisements. We sell our products and services to cable system operators, including Adelphia, AOL Time Warner, AT&T, Cablevision, Charter Communications, Comcast and Cox Communications; telecommunications companies, including Qwest; and broadcast television companies, including The Ackerley Group, Echostar, Group W Broadcasting and United Pan-Europe Corporation. We believe that our digital video systems enable our customers to differentiate their service offerings to reduce subscriber turnover and access new revenue generating opportunities from subscribers, advertisers and electronic commerce initiatives. Using our systems, we believe our customers can increase their revenues by offering additional services such as video-on-demand movies and subscription video-on-demand programming, both of which allow subscribers to watch content at any time with pause, rewind and fast forward features. Our systems also allow our customers to insert targeted advertising segments, known as spot advertising, into their local cable programming. In addition, our systems enable cable system operators to offer other interactive television services that allow subscribers to customize and/or dynamically interact with their television viewing experience in a manner similar to that experienced with the use of a personal computer.

     Our digital video systems provide enhanced storage and retrieval capabilities, multi-channel content delivery and highly automated information and order processing. These technologies provide a foundation for products that can be deployed in next generation systems capable of increased levels of subscriber interactivity. Our technologies and systems mitigate the effects of electronic signal dispersion and offer higher image quality and greater reliability than analog tape based systems. We have received several awards for technological excellence, including an Emmy Award in 2001 for our patented MediaCluster technology.

     Our broadband or high bandwidth network segment includes our ITV System which digitally manages, stores and distributes digital video, allowing cable system operators and telecommunications companies to offer video-on-demand and other interactive television services, including interactive electronic advertising and retrieval of Internet content through the television. Our ITV System can be deployed in either a residential environment or a hotel environment to deliver a wide variety of video services. The ITV System delivers video-on-demand and other guest services, Internet access and personal computer games in the hotel environment, and our movie system provides long-form video storage and delivery for the pay-per-view movie markets. Since 2000, we have been selected to supply our ITV System in 22 domestic and international commercial deployments of video-on-demand systems, including deployments by five of the top seven cable system operators in the United States. We test and integrate our ITV System with the digital set top boxes, or hardware devices used to receive and unscramble television signals, of such manufacturers as Scientific Atlanta, Motorola, Pace, Pioneer and Sony Corporation.

     In addition to our ITV System, our broadband business segment includes our SPOT System, which is a system for the transmission of video content, known as a video insertion system, for digital advertisements and other short-form video. Based on currently available industry sources and our internal data, we believe our SPOT System is the leading video insertion system in the United States in the multi-channel television market for digital advertisements and other short-form video. Our system converts analog video forms such as advertisements and news updates to digital video forms, stores the digital video forms in remote or local storage devices known as digital libraries, and inserts them automatically into television network streams. The SPOT System provides high accuracy relative to the volume of video being played and high video image quality, and permits geographic and demographic specificity of advertisements. We believe our SPOT System reduces operating costs by automating the management and distribution process. Our Advertising Management Software product operates with our SPOT System to automate and simplify complex sales, scheduling and billing processes for the multi-channel television market. A majority of our customers for these products consist of major cable system operators and telecommunications companies in the United States. To date we have sold SPOT Systems to support over 25,000 channels throughout the world. We believe that the capabilities of our SPOT System will position us well as the opportunities to distribute advertisements into a wide variety of digital media platforms and the market for interactive advertising continues to increase.

     Our broadcast network business segment includes our Broadcast MediaCluster System, which allows broadcast television companies to directly transmit content, such as commercials and other programming for broadcast television companies, to their viewers through either single, multi-channel or satellite based delivery systems. We believe that our Broadcast MediaCluster System will eliminate the need for analog tape libraries and provide broadcasters with the automated storage and playback features that they require. Since 1998, we have installed our Broadcast MediaCluster System at customer locations including network affiliates and multi-channel operations in the United States, Europe and the Far East.

     We face significant challenges in our business, as the market in which we operate is intensely competitive and still emerging, meaning that the success of our business is contingent upon the widespread marketplace acceptance of our products and the technology on which they are based. Our customer base is highly concentrated among a limited number of customers and our five largest customers have accounted for approximately half of our revenues in each of the last five years. We also have single suppliers for some of our raw materials. Each of these factors, along with the challenges inherent in managing our growth, could limit our ability to grow and succeed in accordance with our business plan.

     We were incorporated in Delaware in July 1993. Our principal executive offices are located at 124 Acton Street, Maynard, Massachusetts 01754, and our telephone number is (978) 897-0100. Our web site is located at www.schange.com. The information contained on our web site is not incorporated by reference into this document and should not be considered a part of this prospectus. Our web site address is included in this document as an inactive textual reference only.

                                  RISK FACTORS

     You should carefully consider the following risks before investing in our common stock. If any of the following risks come to fruition, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this prospectus.

     Our future success is dependent on the development of the emerging video-on-demand market and if video-on-demand does not gain broad market acceptance, our business may not grow as we have planned.

     While our revenue growth to date has been primarily from sales of our digital advertisement insertion products and related services, we believe our future revenue growth will come predominately from sales and services related to our video-on-demand products. The video-on-demand market is in the emerging stages of development and involves a limited number of cable system operators. The success of this market requires that cable system operators, particularly the seven largest domestic cable system operators, continue to upgrade their cable networks to support digital two-way transmission service and successfully market video-on-demand and similar services to their cable television subscribers. Cable system operators have only begun commercial deployment of video-on-demand service to residential cable subscribers within the past year and, accordingly, to date our digital video systems have been commercially available only to a limited number of subscribers. As a result, the ability of our digital video systems to support a substantial number of subscribers is commercially unproven. If cable system operators fail to make the capital expenditures necessary to upgrade their networks or determine that broad deployment of video-on-demand services is not viable as a business proposition or if our digital video systems cannot support a substantial number of subscribers while maintaining a high level of performance, our revenues will not grow as we have planned.

     Because our customer base is highly concentrated among a limited number of large customers, the loss of or reduced demand of these customers could have a material adverse effect on our business, financial condition and results of operations.

     Our customer base is highly concentrated among a limited number of large customers, and, therefore, a limited number of customers account for a significant percentage of our revenues in any year. Our five largest customers have accounted for approximately half of our revenues in each of the past five years. We generally do not have written continuing purchase agreements with our customers and do not generally have written agreements that require customers to purchase fixed minimum quantities of our products. Our sales to specific customers tend to vary significantly from year to year depending upon these customers' budgets for capital expenditures and new product introductions. We believe that a significant amount of our revenues will continue to be derived from a limited number of large customers. The loss of, or reduced demand for products or related services from, any of our major customers could have a material adverse effect on our business, financial condition and results of operations.

     Cancellation or deferral of purchases of our products could cause our operating results to be below the expectations of the public market stock analysts who cover our stock, resulting in a decrease in the market price of our common stock.

     We derive a substantial portion of our revenues from products that have a selling price in excess of $200,000. Therefore, any significant cancellation or deferral of purchases of our products could have a material adverse effect on our business, financial condition and results of operations in any particular quarter due to the resulting decrease in revenue and our relatively fixed costs. In addition, to the extent significant sales occur earlier than expected, operating results for subsequent quarters may be adversely affected because our expense levels are based, in part, on our expectations as to our future revenues, and we may be unable to adjust spending in a timely manner to compensate for any revenue shortfall. Because of these factors, in some future quarter our operating results may be below the expectations of public market analysts and investors which may adversely affect the market price of our common stock.

     Seasonal trends may cause our quarterly operating results to fluctuate, making period-to-period comparisons of our operating results meaningless.

     We have experienced significant variations in the revenue, expenses and operating results from quarter to quarter and these variations are likely to continue. We believe that fluctuations in the number of orders being placed from quarter to quarter are principally attributable to the buying patterns and budgeting cycles of cable system operators and broadcast companies, the primary buyers of the digital advertising systems and broadcast systems, respectively. We expect that there will continue to be fluctuations in the number and value of orders received. As a result, our results of operations have in the past and likely will, at least in the near future, fluctuate in accordance with this purchasing activity making period-to-period comparisons of our operating results meaningless. In addition, because these factors are difficult for us to forecast, our business, financial condition and results of operations for one quarter or a series of quarters may be adversely affected and below the expectations of public market analysts and investors, resulting in a decrease in the market price of our common stock.

     Due to the lengthy sales cycle involved in the sale of our products, our quarterly results may vary and should not be relied on as an indication of future performance.

     Digital video, movie and broadcast products are relatively complex and their purchase generally involves a significant commitment of capital, with attendant delays frequently associated with large capital expenditures and implementation procedures within an organization. Moreover, the purchase of these products typically requires coordination and agreement among a potential customer's corporate headquarters and its regional and local operations. For these and other reasons, the sales cycle associated with the purchase of our digital video, movie and broadcast products is typically lengthy and subject to a number of significant risks, including customers' budgetary constraints and internal acceptance reviews, over which we have little or no control. Based upon all of the foregoing, we believe that our quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of our results of operations are not necessarily meaningful and that, in any event, these comparisons should not be relied upon as indications of future performance.

     If there were a decline in demand or average selling prices for our broadband products, including our ITV System and SPOT System, our revenues would be materially affected.

     We expect our broadband products to continue to account for a significant portion of our revenues. Accordingly, a decline in demand or average selling prices for our broadband products, whether as a result of new product introductions by others, price competition, technological change, inability to enhance the products in a timely fashion, or otherwise, would have a material adverse effect on our business, financial condition and results of operations.

     If we are unable to manage our growth and the related expansion in our operations effectively, our business may be harmed through a decreased ability to monitor and control effectively our operations, and a decrease in the quality of work and innovation of our employees.

     Our ability to successfully offer products and services and implement our business plan in a rapidly evolving market requires effective planning and management. Not only are we growing in size, but we are also continuing to transition towards greater reliance on our video-on-demand products for an increased portion of our revenue. Our growth has placed, and our anticipated future operations will continue to place, a significant strain on our management, administrative, operational and other resources. To manage future growth effectively, we must continue to improve our management and operational controls, enhance our reporting systems and procedures, integrate new personnel and manage expanded operations. A failure to manage our growth may harm our business through a decreased ability to monitor and control effectively our operations, and a decrease in the quality of work and innovation of our employees upon which our business is dependent.

     If content providers, such as movie studios, limit the scope of content licensed for use in the digital video-on-demand market, our business, financial condition and results of operations could be negatively affected because the market for our products would be more limited than we currently believe and have communicated to the financial markets.

     The success of the video-on-demand market is contingent on content providers, such as movie studios, permitting their content to be licensed for use in this market. Content providers may, due to concerns regarding either or both marketing and illegal duplication of the content, limit the extent to which they provide content to the video-on-demand market. A limitation of content for the video-on-demand market would indirectly limit the market for our ITV System which is used in connection with that market.

     If we are unable to successfully introduce to our marketplace new products or enhancements to existing products, our financial condition and operating results may be adversely affected by a decrease in purchases of our products.

     Because our business plan is based on technological development in the form of both development of new products and enhancements to our existing products, our future success is dependent on our successful introduction to the marketplace of these products and enhancements. In the future we may experience difficulties that could delay or prevent the successful development, introduction and marketing of these and other new products and enhancements, or find that our new products and enhancements do not adequately meet the requirements of the marketplace or achieve market acceptance. Announcements of currently planned or other new product offerings may cause customers to defer purchasing our existing products. Moreover, despite testing by us and by current and potential customers, errors or failures may be found in our products, and, even if discovered, may not be successfully corrected in a timely manner. These errors or failures could cause delays in product introductions and shipments, or require design modifications that could adversely affect our competitive position. Our inability to develop new products or enhancements on a timely basis or the failure of these new products or enhancements to achieve market acceptance could have a material adverse effect on our business, financial condition and results of operations.

     Because we purchase certain of the components used in manufacturing our products from sole suppliers and we use a limited number of third party manufacturers to manufacture our products, our business, financial condition and results of operation could be materially adversely affected by a failure of these suppliers or manufacturers.

     Certain key components of our products are currently purchased from a sole supplier, including a computer chassis manufactured by Trimm Technologic Inc., a different computer chassis manufactured by JMR Electronics, Inc., an interface controller video transmission board manufactured by Cyclone Microsystems, Inc., a switch chassis manufactured by Ego Systems, a decoder card manufactured by Vela Research, Inc. and an encoder card manufactured by Optibase, Inc. We have in the past experienced quality control problems, where products did not meet specifications or were damaged in shipping, and delays in the receipt of these components. These problems were generally of short duration and did not have a material adverse effect on us. However, we may in the future experience similar types of problems which could be more severe or more prolonged. While we believe that there are alternative suppliers available for these components, we believe that the procurement of these components from alternative suppliers could take up to four months. In addition, these alternative components may not be functionally equivalent or may be unavailable on a timely basis or on similar terms. The inability to obtain sufficient key components as required, or to develop alternative sources if and as required in the future, could result in delays or reductions in product shipments which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

     In addition, we rely on a limited number of third parties who manufacture certain components used in our products. While to date there has been suitable third party manufacturing capacity readily available at acceptable quality levels, in the future there may not be manufacturers that are able to meet our future volume or quality requirements at a price that is favorable to us. Any financial, operational, production or quality assurance difficulties experienced by these third party manufacturers that result in a reduction or interruption in supply to us could have a material adverse effect on our business, financial condition and results of operations.

     If we are unable to successfully compete in our marketplace, our financial condition and operating results may be adversely affected.

     We currently compete against both computer companies offering video server platforms and more traditional analog video playback systems. In the digital advertisement insertion market, we compete against suppliers of both analog tape-based and digital systems.

     Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources, including computer hardware and software companies and television equipment manufacturers, may enter those markets, thereby further intensifying competition. Increased competition could result in price reductions and loss of market share which would adversely affect our business, financial condition and results of operations. Many of our current and potential competitors have greater financial, selling and marketing, technical and other resources than we do. Moreover, our competitors may also foresee the course of market developments more accurately than we. Although we believe that we have certain technological and other advantages over our competitors, realizing and maintaining these advantages will require a continued high level of investment by us in research and product development, marketing and customer service and support. In the future we may not have sufficient resources to continue to make these investments or to make the technological advances necessary to compete successfully with our existing competitors or with new competitors.

     If we are unable to compete effectively, our business, prospects, financial condition and operating results would be materially adversely affected because of the difference in our operating results from the assumptions on which our business model is based.

     If we fail to respond to rapidly changing technologies related to digital video, our business, financial condition and results of operations would be materially adversely affected because the competitive advantage of our products relative to those of our competitors would decrease.

     The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions and enhancements. Future technological advances in the television and video industries may result in the availability of new products or services that could compete with the solutions provided by us or reduce the cost of existing products or services, any of which could enable our existing or potential customers to fulfill their video needs better and more cost efficiently than with our products. Our future success will depend on our ability to enhance our existing digital video products, including the development of new applications for our technology, and to develop and introduce new products to meet and adapt to changing customer requirements and emerging technologies. In the future, we may not be successful in enhancing our digital video products or developing, manufacturing and marketing new products which satisfy customer needs or achieve market acceptance. In addition, there may be services, products or technologies developed by others that render our products or technologies uncompetitive, unmarketable or obsolete, or announcements of currently planned or other new product offerings either by us or our competitors that cause customers to defer or fail to purchase our existing solutions.

     Our ability to compete could be jeopardized if we are unable to protect our intellectual property rights from third-party challenges.

     Our success and ability to compete depends upon our ability to protect our proprietary technology that is incorporated into our broadband and broadcast products. We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Although we have one issued patent, we cannot assure you that any additional patents will be issued or that the issued patent will not be invalidated. We also enter into confidentiality or license agreements with our employees, consultants and corporate partners, and control access to and distribution of our software, documentation and other proprietary information.

Despite these precautions, it may be possible for a third party to copy or otherwise misappropriate and use our products or technology without authorization, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. We may need to resort to litigation in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. If competitors are able to use our technology, our ability to compete effectively could be harmed.

     We have been and in the future could become subject to litigation regarding intellectual property rights, which could seriously harm our business and require us to incur significant costs.

     In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We have been and currently are involved in significant intellectual property litigation, and we may be a party to litigation in the future to enforce our intellectual property rights or as a result of an allegation that we infringe others' intellectual property. Any parties asserting that our products infringe upon their proprietary rights would force us to defend ourselves and possibly our customers or manufacturers against the alleged infringement. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention away from our operations.

     Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. In addition, any potential intellectual property litigation also could force us to stop selling, incorporating or using the products that use the infringed intellectual property or obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, although this license may not be available on reasonable terms, or at all, or redesign those products that use the infringed intellectual property. If we are forced to take any of the foregoing actions, our business may be seriously harmed.

     Because our business is susceptible to risks associated with international operations, we may not be able to maintain or increase international sales of our products.

     International sales have accounted for approximately 15% to 20% of our revenues in each of the past five years. We expect that international sales will account for a significant portion of our business in the future. However, in the future we may be unable to maintain or increase international sales of our products. International sales are subject to a variety of risks, including:

     . difficulties in establishing and managing international distribution channels;

     . difficulties in selling, servicing and supporting overseas products and in translating products into foreign languages;

     . the uncertainty of laws and enforcement in certain countries relating to the protection of intellectual property;

     .    multiple and possibly overlapping tax structures;

     .    currency and exchange rate fluctuations; and

     .    economic or political changes in international markets.


     Future acquisitions may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention.

     As part of our business strategy, we may seek to acquire or invest in businesses, products or technologies that we believe could complement or expand our business, augment our market coverage, enhance our technical capabilities or otherwise offer growth opportunities. Acquisitions could create risks for us, including:

     . difficulties in assimilation of acquired personnel, operations, technologies or products which may affect our ability to develop new products and services and compete in our rapidly changing marketplace due to a resulting decrease in the quality of work and innovation of our employees upon which our business is dependent; and

     . adverse effects on our existing business relationships with suppliers and customers, which may be of particular importance to our business because our customer base is highly concentrated among a limited number of large customers and we purchase certain of the components used in manufacturing our product from a sole supplier and we use a limited number of third party manufacturers to manufacture our product.

     In addition, if we consummate acquisitions through an exchange of our securities, our existing stockholders could suffer significant dilution. Any future acquisitions, even if successfully completed, may not generate any additional revenue or provide any benefit to our business.

     The success of our business model could be influenced by changes in the regulatory environment, such as changes that either would limit capital expenditures by television operations or reverse the trend towards deregulation in the industries in which we compete.

     The telecommunications and television industries are subject to extensive regulation which may limit the growth of our business, both in the United States and other countries. The growth of our business internationally is dependent in part on deregulation of the telecommunications industry abroad similar to that which has occurred in the United States and the timing and magnitude of which is uncertain. Cable system operators are subject to extensive government regulation by the Federal Communications Commission and other federal and state regulatory agencies. These regulations could have the effect of limiting capital expenditures by cable system operators and thus could have a material adverse effect on our business, financial condition and results of operations. The enactment by federal, state or international governments of new laws or regulations, changes in the interpretation of existing regulations or a reversal of the trend toward deregulation in these industries could adversely affect our customers, and thereby materially adversely affect our business, financial condition and results of operations.

     We may not be able to hire and retain highly skilled employees, particularly managerial, engineering, selling and marketing, finance and manufacturing personnel, which could affect our ability to compete effectively because our business is technology-based and there is a shortage of these employees within the New England area.

     Our success depends to a significant degree upon the continued contributions of our key management, engineering, selling and marketing and manufacturing personnel, many of whom would be difficult to replace given the shortage within the New England area of qualified persons for these positions. We do not have employment contracts with our key personnel. We believe that our future success will also depend in large part upon our ability to attract and retain highly skilled managerial, engineering, selling and marketing, finance and manufacturing personnel, as our business is technology-based. Because competition for these personnel is intense, we may not be able to attract and retain qualified personnel in the future. The loss of the services of any of the key personnel, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly software engineers and sales personnel, could have a material adverse effect on our business, financial condition and results of operations because our business is technology-based.

     Increasing political and social turmoil, such as terrorist and military actions, increase the difficulty for us, our vendors and our customers to accurately forecast and plan future business activities and could have a material adverse effect on our business, financial condition and results of operation.

     Recent political and social turmoil, including the terrorist attacks of September 11, 2001, can be expected to put further pressure on economic conditions in the United States and worldwide. The political, social and economic conditions make it difficult for us, our vendors and our customers to accurately forecast and plan future business activities. Our business, financial condition and results of operations may be materially adversely affected by a fluctuation in revenue relative to our forecasted value, as we may not be able to vary our incurred expenses in response to revenue actually realized.

     The market price of our common stock may be materially adversely affected by market volatility.

     The market price of our common stock has been and is likely to continue to be highly volatile and may fluctuate substantially. The price of the common stock that will prevail in the market after this offering may be higher or lower than the price you pay, depending on many factors, some of which are beyond our control. In particular, the announcement of any significant customer developments, or our failure to achieve expected financial results could have a material adverse effect on our stock price.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We have made statements under the captions "Prospectus Summary," "Risk Factors," and in other sections of this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "intends," "predicts," "future," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include, among other things, statements regarding the development of the video-on-demand and interactive advertising markets, product enhancements, projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled "Risk Factors." You should specifically consider the numerous risks outlined under "Risk Factors."

     Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as otherwise required by law, we are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by Comcast SC. See "Comcast SC Investment, Inc." and "Plan of Distribution" described below.

                           COMCAST SC INVESTMENT, INC.

     The following table sets forth the number and percentage of shares of our common stock beneficially owned by Comcast SC prior to this offering, the number and percentage of shares of our common stock beneficially owned by Comcast SC as of the date of this prospectus, and the maximum number of shares that Comcast SC, its transferees, distributees, pledgees, donees or other successors in interest may offer and sell under the terms of this prospectus. Since Comcast SC may sell all, some or none of its shares, we cannot estimate the actual number of shares of our common stock that will be sold by Comcast SC or the aggregate number or percentage of shares of our common stock that Comcast SC will own upon completion of this offering. See "Plan of Distribution."

     The shares of our common stock offered under this prospectus may be offered from time to time by and for the account of Comcast SC, a wholly-owned subsidiary of Comcast Corporation. Accordingly, Comcast Corporation may be deemed to exercise voting or investment control over the investment by Comcast SC in us.

     The applicable percentage of ownership listed below is based on 26,549,558 shares of our common stock outstanding as of April 23, 2002 and assumes the exercise of warrants held by Comcast SC that, as of April 30, 2002, were exercisable to purchase 154,901 shares of our common stock.

                                      Number and Percentage           Number and Percentage
                                      of Shares Beneficially         of Shares Beneficially         Number of Shares
                                     Owned Prior to Offering    Owned Prior to Date of Prospectus     Offered Under
                                     -----------------------    ---------------------------------     the terms of
Selling Stockholder                   Number        Percent           Number         Percent         this Prospectus
-------------------                  --------      ---------        ----------     -----------       ---------------
Comcast SC Investment, Inc.......     895,810           3.36%          154,901            0.58%              100,000

     On December 1, 2000, we entered into a common stock and warrant purchase agreement with Comcast SC under the terms of which we agreed to sell in a private placement to Comcast SC in exchange for approximately $10,000,000 an aggregate of 466,255 shares of common stock and a warrant to purchase 100,000 shares of our common stock with an exercise price of $21.4475 per share. This agreement was terminated by Comcast SC and us on February 28, 2001.

     On December 1, 2000, we also entered into a video-on-demand purchase agreement with Comcast Cable Communications of Pennsylvania, Inc., an affiliate of Comcast SC. Under the terms of that agreement, we agreed to issue to Comcast SC, based upon the achievement of certain milestones by Comcast Cable Communications, additional warrants to purchase up to 450,000 shares of our common stock at an exercise price based upon the market price of our common stock over the fifteen day period immediately prior to the date on which such warrants are earned. As of April 30, 2002, warrants to purchase an aggregate of 15,235 shares of our common stock, at various exercise prices, have been issued to Comcast SC under this agreement.

     On February 28, 2001, we signed and closed a new common stock and warrant purchase agreement on terms similar to the prior agreement. Under the terms of this new agreement, we sold in a private placement to Comcast SC for approximately $10,000,000 an aggregate of 756,144 shares of our common stock and a warrant to purchase 100,000 shares of our common stock with an exercise price of $13.225 per share.

     Under certain conditions determined upon the effectiveness of the registration of the shares, the number of common shares purchased and the number of common stock purchase warrants and related exercise price were subject to adjustment. Provision was made in the common stock and warrant purchase agreement for an additional number of shares of common stock to be issued to Comcast SC without any additional consideration if either 1) 92% of the closing market price of our common stock on the date of effectiveness of the original registration statement, or 2) the average of the closing market price of our common stock for the five trading days ending on the effective date of the original registration statement was lower than $13.225. However, as each of the prices were greater than $13.225 on June 13, 2001, the date the original registration statement was declared effective, no additional shares of our common stock were issued to Comcast SC pursuant to the terms of the common stock and warrant purchase agreement.

     The warrant agreement contains an adjustment mechanism such that the warrant is exercisable for an additional 25,000 shares of our common stock as this registration had not been declared effective on or before March 31, 2001 and an additional 333.33 shares of our common stock per day beginning on and including May 1, 2001 for each day up to and including the day this registration statement was declared effective. As a result, the warrant is exercisable for an aggregate of 139,666 shares of our common stock as the original registration statement was declared effective on June 13, 2001. The warrant agreement also provides that the exercise price of the warrant would be reduced on the effective date of the original registration statement to the lower 1) 92% of the closing market price of our common stock on the effective date of the original registration statement, and 2) the average of the closing market prices of our common stock for the five trading days ending on the date of effectiveness of the original registration statement if either of such prices is lower than $13.225, the exercise price as of the closing date. However, as each of the prices were greater than $13.225 on June 13, 2001, the date the original registration statement was declared effective, no adjustment was made to the exercise price of the warrant.

     This prospectus covers only the initial 100,000 shares of our common stock that may be issued upon exercise of the warrant purchased by Comcast SC under the common stock and warrant purchase agreement, as, subsequent to the original registration statement having been declared effective and prior to the date of this prospectus, Comcast SC sold an aggregate of 756,144 shares of our common stock that were covered by the original registration statement.

     Comcast SC represented to us that it was acquiring these shares and the warrant in the private placement without any present intention of effecting a distribution of those shares, the warrant, or the shares of our common stock issuable upon exercise of the warrant other than in compliance with applicable securities laws. In recognition of the fact, however, that Comcast SC may desire the ability to sell those shares of our common stock it owns or will own upon exercise of the warrant when it considers it appropriate, in connection with the private placement we agreed to file this registration statement with the Securities and Exchange Commission to permit the public sale of these shares and to use our best efforts to keep this registration statement effective until the earlier of the second anniversary of the effective date of the original registration statement or the sale of all of the shares covered by this registration statement. We will prepare and file amendments and supplements to this registration statement as may be necessary to keep it effective during this period.

                              PLAN OF DISTRIBUTION

     The shares of our common stock offered hereby may be sold from time to time by Comcast SC or its transferees, distributees, pledgees, donees or other successors in interest, in each case for its own respective account. We are responsible for the expenses incurred in the registration of the shares, other than the underwriting discounts and selling commissions and stock transfer fees and taxes applicable to the sale of the shares. In addition, we have agreed to indemnify Comcast SC against certain liabilities, including liabilities under the Securities Act, and Comcast SC has agreed to indemnify us against certain liabilities, including liabilities under the Securities Act.

     The distribution of the shares by Comcast SC is not currently subject to any underwriting agreement. Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices, or at negotiated prices. Sales may be effected in the over-the-counter market, on the National Association of Securities Dealers Automated Quotation System, on the Nasdaq National Market, or on any exchange on which the shares may then be listed. Sales may be effected by one or more of the following:

     . one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     . purchases by a broker or dealer as principal and resale by that broker or dealer for its account under the terms of this prospectus;

     . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     . in negotiated transactions, including short sales and transactions relating to the purchase or sale of options to purchase shares; and

     .    through other means.

     These transactions may be effected by selling shares to or through broker-dealers, and these broker-dealers will receive compensation in negotiated amounts in the form of underwriting discounts, concessions, commissions or fees from the seller and/or the purchasers of the shares for whom these broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). These brokers or dealers or the participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with these sales, and any commissions received by these broker-dealers may be deemed to be underwriting compensation.

     We have informed Comcast SC that the antimanipulation rules under the Securities Exchange Act of 1934 (including, without limitation, Rule 10b-5 and Regulation M--Rule 102) may apply to sales in the market and will furnish Comcast SC upon request with a copy of these Rules. We will also inform Comcast SC of the need for delivery of copies of this prospectus.

     Any shares of our common stock covered by the prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

     We agreed to file a registration statement to register the resale of the shares and to use our best efforts to maintain the effectiveness of the registration statement until the earlier of the second anniversary of the effective date of this registration statement and the sale of all of the shares covered by this registration statement.

     Sales of shares offered hereby are not restricted as to the price or prices at which these sales may be effected. Sales of these shares at less than the market prices may depress the market price of our common stock. During the effective time of this prospectus, Comcast SC has agreed to potential restrictions on resale if notified by us of certain potential material events, the disclosure of which could have a material adverse effect on our business and financial condition, for a period commencing upon the date of that notice and ending upon the earlier of forty-five days after we have notified Comcast SC of that event and the time we notify Comcast SC that the event has been disclosed to the public or has ceased to be material or that sales under this registration statement may otherwise be resumed. Notwithstanding the foregoing, we have agreed that no sales blackout shall occur within ninety days of the purchase by Comcast SC of our shares covered hereby or any other sales blackout period and that no more than two sales blackouts shall be commenced by us in any twelve month period. There is no restriction as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time.

Transfer Agent and Registrar

     Mellon Investor Services LLC, 111 Founders Plaza, Suite 1100, East Hartford, Connecticut 06108 is the transfer agent for our common stock.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of the shares offered hereby will be passed upon for SeaChange International by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. As of the date of this prospectus, certain attorneys with the firm of Testa, Hurwitz & Thibeault, LLP beneficially own an aggregate of 1,500 shares of our common stock.

                                     EXPERTS

     The consolidated financial statements as of December 31, 1999, January 31, 2000 and January 31, 2001 and for each of the two years in the period ended December 31, 1999, the one month ended January 31, 2000 and the year ended January 31, 2001, incorporated in this prospectus have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our change in method of recognizing revenue as described in Note 3 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by SeaChange International may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. Our common stock is traded on the Nasdaq National Market. Reports, proxy statements and other information concerning SeaChange International may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered hereby. This is a post-effective amendment on Form S-3 to the registration statement on Form S-1. Subsequently, this prospectus does not contain all information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information regarding us and the shares of our common stock offered hereby, we refer you to the registration statement and to the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are necessarily summaries of those documents, and in each instance we refer you to the copy of that document filed as an exhibit to the registration statement for a more complete description of the matters involved. The registration statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from that office upon payment of the prescribed fees. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

     We will provide without charge to each person who is delivered a prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Requests for copies should be directed to Investor Relations, SeaChange International, Inc., 124 Acton Street, Maynard, Massachusetts 01754,
Telephone: (978) 897-0100.

                           INCORPORATION BY REFERENCE

     The following documents filed by us with the SEC pursuant to the Exchange Act are incorporated in this prospectus by reference:

     1. SeaChange's Amended Annual Report on Form 10-K/A for the fiscal year ended January 31, 2001 (File No. 000-21393).

     2. SeaChange's Quarterly Report on Form 10-Q for the period ended April 30, 2001 (File No. 000-21393).

     3. SeaChange's Quarterly Report on Form 10-Q for the period ended July 31, 2001 (File No. 000-21393).

     4. SeaChange's Quarterly Report on Form 10-Q for the period ended October 31, 2001 (File No. 000-21393).

     5. The description of our common stock contained in the section titled "Description of Registrant's Securities to be Registered" contained in our registration statement on Form 8-A filed under the Exchange Act with the SEC on September 18, 1996 (File No. 000-21393), and incorporating by reference the information contained in our registration statements on Form S-1 (File No. 333-12233), including any amendment or report filed for the purpose of updating that description.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing by us of the initial registration statement of which this prospectus is a part and prior to the termination of this offering, shall be deemed incorporated by reference in this prospectus and made a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed incorporated by reference in this prospectus shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed incorporated by reference herein or in any prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. Comcast SC Investment, Inc. is offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained in this document is correct as of any time subsequent to the date hereof or that the affairs of SeaChange have not changed since the date hereof. In this prospectus, references to "SeaChange International," "we," "our" and "us" refer to SeaChange International, Inc.



                                TABLE OF CONTENTS

                                               Page
                                               ----
SeaChange International .....................     2
Risk Factors ................................     4
Forward-Looking Statements ..................    10
Use of Proceeds .............................    10
Comcast SC Investment, Inc. .................    11
Plan of Distribution ........................    12
Legal Matters ...............................    13
Experts .....................................    14
Where You Can Find More Information .........    14
Incorporation by Reference ..................    14


                                 100,000 Shares


                          SEACHANGE INTERNATIONAL, INC.


                                  COMMON STOCK


                                   PROSPECTUS



                                             , 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the Common Stock offered hereby are as follows:

     SEC Registration Fee ...............   $  3,076.78
     Nasdaq Filing Fees .................      8,561.44
     Legal fees and expenses ............    100,000.00
     Accounting fees and expenses .......     10,000.00
                                            -----------
          Total .........................   $121,638.22
                                            ===========

          We will bear all expenses shown above. Comcast SC will bear all underwriting discounts and selling commissions and stock transfer fees and taxes applicable to the sale of the shares sold under this prospectus.

Item 15. Indemnification of Directors and Officers.

          The Delaware General Corporation Law and our Certificate of Incorporation provide for indemnification of our directors and officers for liabilities and expenses that they may incur in those capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of SeaChange, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. We refer you to our Certificate of Incorporation filed as Exhibit 4.2 to our registration statement on Form S-8 filed with the SEC on December 8, 1996 (File No. 333-17379) and the amendment thereto filed as Exhibit 4.2 to our registration statement on Form S-3 filed with the SEC on December 6, 2000 (File No. 333-51386).

          We maintain directors' and officers' liability insurance to insure our directors and certain officers against certain liabilities and expenses which arise out of or in connection with their capacities as directors and officers.

          In addition, the stock purchase agreement executed in connection with the private placement provides that Comcast SC is obligated, under certain circumstances, to indemnify SeaChange and its directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the common stock and warrant purchase agreement filed as Exhibit 10.1 to the registration statement on Form S-1 filed with the SEC on March 1, 2001 (File No. 333-56410).

Item 16. Exhibits.

Exhibit No.                                Description
-----------     ----------------------------------------------------------------

   4.1          --Specimen certificate representing the Common Stock (filed as
                Exhibit 4.1 to the Company's Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

   4.2 --Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

   4.3 --Certificate of Amendment, filed May 25, 2000 with the Secretary of State in the State of Delaware, to the Amended and Restated Certificate of Incorporation of the Company (filed as
                Exhibit 4.2 to the Company's registration statement on Form S-3 previously filed on December 6, 2000 with the Commission (Filed No. 333-51386) and incorporated herein by reference).

   4.4          --Amended and Restated By-laws of the Company (filed as Exhibit
                3.5 to the Company's Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

   5.1*         --Opinion of Testa, Hurwitz & Thibeault, LLP.

  23.1**        --Consent of PricewaterhouseCoopers LLP

  23.2*         --Consent of Testa, Hurwitz & Thibeault, LLP (included in
                Exhibit 5.1)

  24.1*         --Power of Attorney

* Previously filed on March 1, 2001 on the Registration Statement on Form S-1 (File 333-56410).

** Filed herewith.


Item 17. Undertakings.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard and Commonwealth of Massachusetts on April 29, 2002.


                                        Seachange International, Inc.


                                        By:   /s/ William L. Fiedler
                                            ------------------------------------
                                                    William L. Fiedler
                                             Chief Financial Officer, Secretary
                                               Treasurer and Vice President,
                                                 Finance and Administration


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                  Titles                    Date
            ---------------                          ----------------            ----------
                                           President, Chief Executive          April 29, 2002
     *                                     Officer, Director and
   ------------------------------------    Chairman (Principal
       William C. Styslinger, III          Executive Officer)

                                           Chief Financial Officer,            April 29, 2002
     /s/ William L. Fiedler                Secretary, Treasurer and Vice
   ------------------------------------    President, Finance and
           William L. Fiedler              Administration (Principal
                                           Financial Officer and
                                           Principal Accounting Officer)

     *                                     Director                            April 29, 2002
   ------------------------------------
           Martin R. Hoffmann


     *                                     Director                            April 29, 2002
   ------------------------------------
              Carmine Vona


   *By: /s/ William L. Fiedler             Attorney-in-fact                    April 29, 2002
        -------------------------------
            William L. Fiedler

                                  EXHIBIT INDEX

Exhibit No.                                Description
-----------     ----------------------------------------------------------------

   4.1          --Specimen certificate representing the Common Stock (filed as
                Exhibit 4.1 to the Company's Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

   4.2 --Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

   4.3 --Certificate of Amendment, filed May 25, 2000 with the Secretary of State in the State of Delaware, to the Amended and Restated Certificate of Incorporation of the Company (filed as
                Exhibit 4.2 to the Company's registration statement on Form S-3 previously filed on December 6, 2000 with the Commission (Filed No. 333-51386) and incorporated herein by reference).

   4.4          --Amended and Restated By-laws of the Company (filed as Exhibit
                3.5 to the Company's Registration Statement on Form S-1 previously filed on November 4, 1996 with the Commission (File No. 333-12233) and incorporated herein by reference).

   5.1*         --Opinion of Testa, Hurwitz & Thibeault, LLP.

  23.1**        --Consent of PricewaterhouseCoopers LLP

  23.2*         --Consent of Testa, Hurwitz & Thibeault, LLP (included in
                Exhibit 5.1)

  24.1*         --Power of Attorney

*   Previously filed.
**  Filed herewith.